Exhibit 10.19
EXECUTION VERSION

AMENDMENT AND AGREEMENT dated as of August 10, 2015 (this “Amendment”), relating to the LOAN AND SECURITY AGREEMENT dated as of May 28, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Loan Agreement”), among TFS FUNDING I, LLC, a Delaware limited liability company, as borrower (the “Borrower”), TEREX FINANCIAL SERVICES, INC. (“TFS”), a Delaware corporation, as servicer (in such capacity, the “Servicer”), INSTITUTIONAL SECURED FUNDING (JERSEY) LIMITED, as the Conduit Lender, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the Committed Lender, and CREDIT SUISSE AG, NEW YORK BRANCH, as the Administrative Agent (in such capacity, the “Administrative Agent”).
A.    The Borrower and TFS are wholly owned subsidiaries of Terex Corporation, a Delaware corporation (“Parent”).
B.    Pursuant to a Business Combination Agreement and Plan of Merger dated as of the date hereof (together with all exhibits, annexes, schedules and other disclosure letters thereto, collectively, the “Merger Agreement”), by and among Parent, Konecranes Plc, a Finnish public company limited by shares (“New Parent”), Konecranes, Inc., a Texas corporation, and Konecranes Acquisition Company LLC, a Delaware limited liability company (“Merger Sub”), Parent will merge with and into Merger Sub, with Parent surviving such merger as a wholly-owned subsidiary of New Parent (the “Acquisition”).
C.    The Borrower and TFS have requested that the Administrative Agent agree that the Acquisition will not constitute a Change of Control for purposes of the Loan Agreement and to amend the Loan Agreement as provided for herein.
D.    The Administrative Agent is willing to enter into this Amendment.
E.    Section 9.2 of the Loan Agreement permits waivers of the provisions of the Loan Agreement with the sole consent of the Administrative Agent and permits amendments to the provisions of the Loan Agreement with the consent of each of the Administrative Agent, the Borrower and the Servicer.
F.    Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.
SECTION 2. Agreement. Effective upon the Amendment Effective Date (as defined below), the Administrative Agent hereby agrees that the consummation of the Acquisition substantially in accordance with the terms set forth in the Merger Agreement

(without any amendment, modification or waiver thereof or any consent thereunder which is materially adverse to the Administrative Agent, the Conduit Lender or the Committed Lender) shall be deemed not to constitute a Change of Control under the Loan Agreement.
SECTION 3. Amendments. (a) Effective upon the consummation of the Acquisition, each of the Administrative Agent, the Borrower and the Servicer hereby agree that from and after the date of the Acquisition, a Change of Control solely with respect to Parent shall be deemed to have occurred under and for all purposes of the Loan Agreement in the event that (i) a Change of Control with respect to New Parent occurs or (ii) Parent ceases to be a wholly owned subsidiary of New Parent, provided that a merger of Parent with or into a subsidiary of New Parent shall not be considered a Change of Control so long as Parent remains a direct or indirect wholly owned subsidiary of New Parent.
(b) Effective upon the Amendment Effective Date, the Loan Agreement is hereby amended as follows:
(i)    The following definitions are hereby added in appropriate alphabetical order to Schedule I to the Loan Agreement:
“Acquisition” means the acquisition of the Parent pursuant to the Business Combination Agreement and Plan of Merger dated as of August 10, 2015, by and among the Parent, the New Parent, Konecranes, Inc., a Texas corporation, and Konecranes Acquisition Company LLC, a Delaware limited liability company.
“New Parent” means Konecranes Plc, a Finnish public company limited by shares.
“Performance Guarantor” means prior to the Acquisition, the Parent, and after the Acquisition, the New Parent or such other entity which is reasonably acceptable to the Administrative Agent; provided that the New Parent or such other entity shall have assumed all undertakings, obligations, representations and warranties of the Guarantor under the Performance Guaranty pursuant to an agreement which is reasonably acceptable to the Administrative Agent, the Parent and the New Parent.
(ii)    The definition of the term “Downgrade Event” set forth in Schedule I to the Loan Agreement is hereby amended and restated in its entirety as follows:
“Downgrade Event” means, at any time, with respect to the Performance Guarantor, either (i) the corporate family rating from Moody’s falls to “B3” or lower or is withdrawn by Moody’s, or (ii) the corporate credit rating from S&P falls to “B+” or lower or is withdrawn by S&P; provided that from the date of the Acquisition until the 90th day following the Acquisition, it shall not be considered a Downgrade Event if either of Moody’s or S&P does not provide a corporate family rating with respect to the Performance Guarantor.

(iii)    The definition of the term “Performance Guaranty” set forth in Schedule I to the Loan Agreement is hereby amended and restated in its entirety as follows:
“Performance Guaranty” means the certain Performance Guaranty, dated as of May 28, 2015, between the Parent and the Administrative Agent, on behalf of the Secured Parties.
SECTION 4. Representations and Warranties. To induce the Administrative Agent to enter into this Amendment, each of the Borrower and TFS hereby represents and warrants to the Administrative Agent that:
(a) This Amendment constitutes the legal, valid and binding obligation of each of the Borrower and TFS enforceable against each of the Borrower and TFS in accordance with its terms.
(b) The representations and warranties set forth in Section 4.1 of the Loan Agreement are true and correct in all material respects (or, if qualified by materiality, in all respects) on and as of the date of this Amendment (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date).
(c) The execution, delivery and performance by each of the Borrower and TFS of this Amendment (i) have been duly authorized by all necessary limited liability company or corporate action, (ii) do not violate or constitute a default under (A) any applicable law, rule or regulation the violation of which would reasonably be expected to have a Material Adverse Effect, (B) its organizational documents or (C) any agreement, contract, order or other instrument to which it is a party or its property is subject, the violation of which, in the case of TFS only, would reasonably be expected to have a Material Adverse Effect, and (iii) will not result in any Adverse Claim on any Receivable or Collection or give cause for the acceleration of any indebtedness of the Borrower or TFS.
(d) On and as of the date of and immediately after giving effect to this Amendment, no Early Amortization Event, Servicer Replacement Event or Event of Default, or event that with the giving of notice or lapse of time, or both, would constitute an Early Amortization Event, Servicer Replacement Event or Event of Default has occurred and is continuing.
SECTION 5. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which:

(a) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of each of the Borrower and TFS.
(b) The representations and warranties of each of the Borrower and TFS set forth in Section 4 hereof shall be true and correct;
(c) No Early Amortization Event, Servicer Replacement Event or Event of Default has occurred and is continuing.
SECTION 6. Termination. This Amendment shall automatically terminate and cease to be effective upon the earlier of (a) the termination of the Merger Agreement and (b) 5:00 p.m., New York City time, on August 10, 2016 (or November 10, 2016 in the event that the Termination Date (as defined in the Merger Agreement) is extended pursuant to Section 10.2(a) of the Merger Agreement), in each case if the Closing Date (as defined in the Merger Agreement) shall not have occurred on or prior to such time.
SECTION 7. Reaffirmation. Notwithstanding the effectiveness of this Amendment, (a) each of the Borrower and TFS hereby agrees that the Loan Agreement continues to be in full force and effect and (b) the Borrower hereby affirms and confirms its grant of a security interest unto the Administrative Agent, for the ratable benefit and security of the Secured Parties, in the Collateral under the Loan Agreement. This Amendment shall constitute a Transaction Document for all purposes of the Loan Agreement and the other Transaction Documents.
SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS) OF THE STATE OF NEW YORK.
SECTION 9. Headings; Counterparts. Section headings in this Amendment are for reference only and shall not affect the construction of this Amendment. This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.
SECTION 10. Notices. All notices hereunder or in connection herewith shall be given in accordance with the provisions of Section 9.1 of the Loan Agreement.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TFS FUNDING I, LLC,
by

Name:
Title:

TEREX FINANCIAL SERVICES, LLC,
by

Name:
Title:

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent,

by

Name:
Title:

by

Name:
Title: